Exhibit 10.3

LONG TERM INCENTIVE PLAN

UNIT AGREEMENT

Under the Meruelo Maddux Properties, Inc.

2007 Equity Incentive Plan

(Officers and Employees)

Name of Grantee:
No. of LTIP Units:
Grant Date:	January	, 2007
Final Acceptance Date:	January	, 2007

Pursuant to the Meruelo Maddux Properties, Inc. 2007 Equity Incentive Plan (the “Plan”) as amended through the date hereof and the Agreement of Limited Partnership, to be dated as of the Closing Date (as defined below) (the “Partnership Agreement”), of Meruelo Maddux Properties, L.P., a Delaware limited partnership (the “Partnership”), Meruelo Maddux Properties, Inc., a Delaware corporation and the general partner of the Partnership (the “Company”), for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of being a partner, hereby grants to the Grantee named above an Other Equity-Based Award (an “Award”) in the form of, and by causing the Partnership to issue to the Grantee named above, a Partnership Interest (as defined in the Partnership Agreement, as amended) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement, such Partnership Interest to be expressed as a number of Partnership Units (as defined in the Partnership Agreement) which shall be referred to as Long Term Incentive Plan Units (“LTIP Units”). Upon acceptance of this Long Term Incentive Plan (“LTIP”) Unit Agreement (this “Agreement”), the Grantee shall receive, effective as of the Closing Date, the number of LTIP Units specified above, subject to the restrictions and conditions set forth herein and in the Partnership Agreement. Unless defined in this agreement, capitalized terms shall have the meaning given to them in the Partnership Agreement.

1. Acceptance of Agreement. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A ). Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted, effective as of the Closing Date. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.

2. Restrictions and Conditions.

(a) The records of the Partnership evidencing the LTIP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

(b) LTIP Units granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to the expiration of the forfeiture period applicable to such LTIP Units.

(c) Subject to the terms of the Grantee’s employment agreement, if any, if the Grantee’s employment with the Company and its affiliates is voluntarily or involuntarily terminated for any reason prior to the end of the forfeiture period for the LTIP Units granted herein, the Partnership shall have the right, at the discretion of the Committee, to cause the forfeitable LTIP Units to be forfeited by the Grantee or the Grantee’s legal representative. The Partnership must exercise such right of forfeiture by written notice to the Grantee or the Grantee’s legal representative not later than 90 days following such termination of employment. The parties agree that any forfeited LTIP Units shall represent liquidated damages resulting from the event causing the forfeiture. Notwithstanding the provisions of this Section 2(c), in the event that the Grantee ceases for any reason to be employed by the Company and its affiliates but remains a director of the Company or is engaged within 10 days of such Grantee’s termination as a consultant or other service provider to the Company or the Partnership pursuant to a written agreement, then the forfeiture periods on such Grantee’s LTIP Units shall continue to expire, uninterrupted, pursuant to Section 3 below until such time as Grantee is no longer a director of the Company or engaged as a consultant or other service provider to the Company or the Partnership at which time all remaining forfeitable LTIP Units shall be forfeited by such Grantee.

3. Expiration of Forfeiture Period. The restrictions and conditions in Section 2 of this Agreement shall expire at the end of the forfeiture period specified in the following schedule, so long as the Grantee remains an employee of the Company or an affiliate of the Company, or as provided in Section 2(c) above, from the Grant Date until the end of such forfeiture period. If a series of dates is specified, then the restrictions and conditions in Section 2 shall expire only with respect to the percentage of LTIP Units accepted by the Grantee hereunder for which the expiration of the applicable forfeiture period applies.

Fraction of LTIP Units	End of Forfeiture Period
1/3	January , 2008
1/3	January , 2009
1/3	January , 2010

Subsequent to the expiration of the applicable forfeiture period, the LTIP Units on which all restrictions and conditions have expired shall no longer be deemed restricted.

4. Acceleration of Forfeiture Period in Special Circumstances. If (i) the Grantee ceases to be an employee of the Company or an affiliate of the Company and its affiliates by reason of death, or incapacity due to physical or mental illness or disability which qualifies the Grantee to receive benefits under the Company’s long-term disability plan or that of its affiliates or (ii) a Change of Control (as defined in Section 1.06 of the Plan) occurs, any restrictions and conditions on all LTIP Units subject to this Award shall be deemed waived by the Committee and the forfeiture period for all LTIP Units granted hereby shall automatically terminate and be deemed to have expired for all purposes.

5. Merger-Related Action. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of common stock are exchanged for securities, cash, or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company (the “Acquiror”), may, in its discretion, cause the Partnership to take any one or more of the following actions with respect to the outstanding LTIP Units subject to this Award: (i) provide that such LTIP Units shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon prior written notice to the LTIP Unitholders (as defined in the Partnership Agreement) of not less than thirty (30) days, provide that such LTIP Units shall terminate immediately prior to the consummation of the Transaction. The right to take such actions (each, a “Merger-Related Action”) shall be subject to the following limitations and qualifications:

(a) if all LTIP Units awarded to the Grantee hereunder are eligible, as of the time of the Merger-Related Action for Redemption (as defined in the Partnership Agreement) and the Grantee is afforded the opportunity to effect such Redemption for the same kind and amount of consideration as other holders of Common Units in connection with the Transaction, then Merger-Related Action of the kind specified in (i) or (ii) above shall be permitted and available to the Company and the Acquiror;

(b) if some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for Redemption, and the acquiring or succeeding entity is itself, or has a subsidiary which is organized as a partnership or limited liability company (consisting of a so-called “UPREIT,” “UP-C” or other structure substantially similar in purpose or effect to that of the Company and the Partnership), then Merger-Related Action of the kind specified in (i) above must be taken by the Acquiror with respect to all LTIP Units subject to this Award which are not eligible for Redemption at the time, whereby all such LTIP Units covered by this Award shall be assumed by the acquiring or succeeding entity, or equivalent awards shall be substituted by the acquiring or succeeding entity, and the acquiring or succeeding entity shall preserve with respect to the assumed LTIP Units or any securities to be substituted for such LTIP Units, as far as reasonably possible under the circumstances, the distribution, special allocation, Redemption and other rights set forth in the Partnership Agreement for the benefit of the holders of LTIP Units; and

(c) if some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for Redemption, and after exercise of reasonable commercial efforts the Company or the Acquiror is unable to treat the LTIP Units in accordance with Section 5(b), then Merger-Related Action of the kind specified in (ii) above must be taken by the Company or the Acquiror, in which case such action shall be subject to a provision that the settlement of the terminated award of LTIP Units which are not eligible for Redemption requires a payment of the same kind and amount of consideration payable in connection with the Transaction to a holder of the number of OP Units into which the LTIP Units to be terminated could be converted on the Redemption (including the right to make elections as to the type of consideration) if the Transaction were of a nature that permitted a revaluation of the Grantee’s Capital Account balance under the terms of the Partnership Agreement, as determined by the Committee in good faith in accordance with the Plan.

6. Distributions. Distributions on the LTIP Units shall be paid currently to the Grantee in accordance with the terms of the Partnership Agreement.

7. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms used in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

8. Covenants. The Grantee hereby covenants as follows:

(a) So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(b) The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit B. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Closing Date with the IRS Service Center at which such Grantee files his or her personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

(c) The Grantee hereby agrees not to dispose of the LTIP Units subject to this Award within two years of receipt of such LTIP Units. The Partnership and the Grantee hereby agree to treat the Grantee as the owner of the LTIP Units from the Grant Date. The Grantee hereby agrees to take into account the distributive share of Partnership income, gain, loss, deduction, and credit associated with the LTIP Units in computing the Grantee’s income tax liability for the entire period during which the Grantee has the LTIP Units.

(d) The Grantee hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Internal Revenue Code that may affect the proper treatment of the LTIP Units for federal tax purposes. In the event that those proposed regulations are finalized, the Grantee hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.

(e) Grantee has read the Partnership Agreement, and has had his or her tax advisors review it or has waived the right to do so.

9. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

10. Amendment. The Grantee acknowledges that the Plan may be amended or terminated in accordance with Article XV thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. The provisions of Section 5 of this Agreement applicable to the termination of the LTIP Units covered by this Award in connection with a Transaction (as defined in Section 5 of this Agreement) shall apply, mutatis mutandis to amendments, discontinuance or cancellation pursuant to this Section 10 or Article XV of the Plan.

11. No Obligation to Continue Employment; Services Provided to the Partnership. (a) Neither the Company nor any affiliate of the Company is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any affiliate of the Company to terminate the employment of the Grantee at any time.

(b) The Company and the Partnership shall permit the Grantee to render services to the Partnership in his or her capacity as a partner of the Partnership as consideration for the grant of a compensatory interest in the future profits of the Partnership in the form of the LTIP Units granted to Grantee hereunder (which providing of services to the Partnership shall be authorized by Grantee’s Employment Agreement with the Company).

12. Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles. The parties agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of California and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the California Central District. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the California Central District.

14. Closing Date. As used herein, “Closing Date” shall mean the date of closing of the initial public offering of common stock of Meruelo Maddux Properties, Inc.

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MERUELO MADDUX PROPERTIES, INC. a Delaware corporation

By:
Name: Title: Date:

MERUELO MADDUX PROPERTIES, L.P. a Delaware limited partnership

By:	Meruelo Maddux Properties, Inc., its general Partner

By:
Name: Title: Date:

The foregoing agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Grantee.

Date:	January , 2007
Grantee’s Signature

Grantee’s name and address:

By signing below, Grantee hereby elects to be treated as a “Special Allocation LTIP Unitholder” under Section 6.3(b) of the Partnership Agreement (which may have the effect of accelerating the income allocations made to Grantee and a larger portion of its income allocations being treated as ordinary income and not capital gain).

If Grantee fails to sign below, no special allocations of Liquidating Gain that would otherwise be made to a Special Allocation LTIP Unitholder under such Section 6.3(b) of the Partnership Agreement shall be made. Instead, Grantee will receive a special allocation of Liquidating Gains only to the extent resulting from a Book-up Event, or resulting from an actual sale of an asset to the extent attributable to Grantee’s Percentage Interest of the appreciation in the value of such asset after the issuance of the LTIP Units as provided in such Section 6.3(b) of the Partnership Agreement, until the LTIP Equalization Date has occurred with respect to such Grantee’s LTIP units.

Date:	January , 2007
Grantee’s Signature

Grantee’s name and address:

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of Meruelo Maddux Properties, L.P., hereby becomes a party to the Amended and Restated Agreement of Limited Partnership of Meruelo Maddux Properties, L.P., as amended through the date hereof, (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:

Name:

Title:

Address:

Effective Date:

A-1

EXHIBIT B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

Name:                                                                                                    (the “Taxpayer”)

Address:

                   _______________________________________

                   _______________________________________

Social Security No./Taxpayer Identification No.:

2.	Description of the property with respect to which the election is being made:

The election is being made with respect to                     LTIP Units in Meruelo Maddux Properties, L.P. (the “Partnership”). The LTIP units represent an interest in future profits of such entity received for services rendered to such entity in a partner capacity.

3.	The date on which the LTIP Units were transferred is , 2007. The taxable year to which this election relates is calendar year 2007.

4.	Nature of restrictions to which the LTIP Units are subject:

(a)	Until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units, and the Taxpayer may not dispose of the LTIP Units within two years of receipt of such LTIP Units.

(b)	The LTIP Units are subject to time-based vesting with one-third (1/3) vesting on each of 2008, 2009, and 2010, provided that the Taxpayer remains an employee of Meruelo Maddux Properties, Inc., Inc. (the “Company”) or its subsidiaries through such dates, subject to acceleration in the event of certain extraordinary transactions or circumstances. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the passage of time and continued employment with the Company or its subsidiaries.

5.	The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units was zero per LTIP Unit pursuant to the liquidation value method of IRS Notice 2005-43. This profits interest is a “Safe Harbor” partnership interest as defined in IRS Notice 2005-43.

B-1

6.	The amount paid by the Taxpayer for the LTIP Units was zero per LTIP Unit.

7.	A copy of this statement has been furnished to the Partnership and to its general partner, Meruelo Maddux Properties, Inc.

Dated:                     , 2007

Name:

B-2